EXHIBIT 24

POWER OF ATTORNEY

Each person signing below designates and appoints NADER Z. POURHASSAN and MICHAEL D. MULHOLLAND, and each of them, his true and lawful attorneys-in-fact and agents to sign the Annual Report on Form 10-K for the year ended May 31, 2015, of CytoDyn Inc., a Colorado corporation, and to file said report, with all exhibits thereto, with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Each person whose signature appears below also grants to these attorneys-in-fact and agents full power and authority to perform every act and execute any instruments that they deem necessary or desirable in connection with said report, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 6th day of July, 2015.

Signature	Title

/s/ Denis R. Burger Denis R. Burger, Ph.D.	Director

/s/ Anthony D. Caracciolo Anthony D. Caracciolo	Chairman of the Board and Director

/s/ Carl C. Dockery Carl C. Dockery	Director

/s/ Gregory A. Gould Gregory A. Gould	Director

/s/ A. Bruce Montgomery A. Bruce Montgomery, M.D.	Director

/s/ Jordan G. Naydenov Jordan G. Naydenov	Director

/s/ S. Michael Nobel S. Michael Nobel, Ph.D.	Director

/s/ Nader Z. Pourhassan Nader Z. Pourhassan, Ph.D.	President and Chief Executive Officer, Director